Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Strategic Storage Trust VI, Inc. of our report dated July 14, 2023, relating to the combined statement of revenues and certain direct operating expenses of the Ontario Portfolio, appearing in the Strategic Storage Trust VI, Inc.’s Current Report on Form 8-K/A filed July 14, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Costa Mesa, California

January 24, 2025